Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  David M. Lobach, Jr. (610)882-8800

Embassy Bancorp, Inc. Ranked 31st among Top 200 Community Banks in U.S.

BETHLEHEM, Pa. - May 2, 2013 -  Bethlehem-based Embassy Bancorp, Inc., parent company of Embassy Bank for the Lehigh Valley, was ranked 31st among the top 200 publicly traded community banks and thrifts in a peer analysis published in the May 2013 edition of American Banker magazine.

To compile the rankings, American Banker analyzed the average return on equity (ROE) over the past three years for the 851 publicly-traded institutions having less than $2 billion in assets.  Data was drawn from SNL Financial, a leading provider of news and analysis on business sector intelligence.

Embassy’s average ROE over the past three years is 12.9%, compared to a median average ROE over the same period of 9.58% for the top 200 institutions in the U.S.

Embassy Bank operates seven full-service offices across the Lehigh Valley and provides online banking services 24/7 at embassybank.com.

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